                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                           ANIXTER INTERNATIONAL INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                           ANIXTER INTERNATIONAL INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

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

                                 [ANIXTER LOGO]
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 2003

To the Stockholders of Anixter International Inc.:

     The Annual Meeting of Stockholders of Anixter International Inc. will be held at One North Franklin Street, Chicago, Illinois on Thursday, May 22, 2003, at 1:00 p.m., for the purpose of:

     (1) electing 11 Directors; and

     (2) transacting such other business as may properly be brought before the meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on March 31, 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof. A complete list of the stockholders entitled to vote at the meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for ten days prior to the meeting at the offices of Anixter International Inc., 2301 Patriot Boulevard, Glenview, Illinois 60025, and will also be available at the meeting.

     A copy of Anixter International Inc.'s Annual Report to Stockholders for the fiscal year ended January 3, 2003 is being mailed to all registered holders. Only one annual report and proxy statement is being delivered to consenting multiple stockholders sharing an address unless Anixter International Inc. has received contrary instructions from one or more of the holders. Stockholders at a shared address who are receiving a single copy of the annual report and proxy statement and who wish to receive separate copies now and/or in the future should make a request in writing to the Corporate Secretary at Anixter International Inc., 2301 Patriot Boulevard, Glenview, Illinois 60025 or by phone at 224-521-8000. Additional copies of the annual report and proxy statement may be obtained without charge by writing to the Corporate Secretary or from the Company's website at http://web.anixter.com/Anixter/anixter.nsf/InvestorRelations/InvestorRelations.
Stockholders at a shared address who are receiving multiple copies of those documents and who wish to receive a single copy should direct their request to the bank or brokerage firm which holds their shares.

                                          By Order of the Board of Directors

                                          [/s/ JOHN A. DUL]
                                          JOHN A. DUL, Secretary

Chicago, Illinois
April 18, 2003

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS
                         OF ANIXTER INTERNATIONAL INC.

                            TO BE HELD MAY 22, 2003

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Anixter International Inc., a Delaware corporation (the "Company," which as used herein shall mean together with or without its subsidiaries, as the context may require). The Company's corporate headquarters are located at 2301 Patriot Boulevard, Glenview, Illinois 60025 (telephone 224-521-8000). The Proxy Statement and form of proxy were first mailed to stockholders on or about April 18, 2003. Proxies solicited by the Board of Directors of the Company are to be voted at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 22, 2003, at 1:00 p.m., at One North Franklin Street, Chicago, Illinois, or any adjournment(s) thereof.

     This solicitation is being made by mail, although directors, officers and regular employees of the Company may solicit proxies from stockholders personally or by telephone, telegram or letter. The costs of this solicitation will be borne by the Company. The Company may request brokerage houses, nominees or fiduciaries and other custodians to solicit their principals or customers for their proxies, and may reimburse them for their reasonable expenses in so doing. In addition, the Company has retained Morrow & Co. to assist in the solicitation for a fee of $5,000 plus expenses.

                                     VOTING

     Shares of Common Stock, $1.00 par value, of the Company ("Common Stock") represented by proxies in the accompanying form which are properly executed and returned to the Company (and which are not effectively revoked) will be voted at the meeting in accordance with the stockholders' instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted IN FAVOR OF the election as directors of the nominees listed herein, and in the discretion of the appointed proxies upon such other business as may properly be brought before the meeting.

     Each stockholder has the power to revoke his or her proxy at any time before it is voted by (i) delivering to the Company prior to or at the meeting written notice of revocation or a later dated proxy or (ii) attending the meeting and voting his or her shares in person.

     The Board of Directors has fixed the close of business on March 31, 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof.

     As of March 31, 2003, 36,772,024 shares of Common Stock were outstanding. Each holder is entitled to one vote per share.

     A majority of the outstanding shares of Common Stock will constitute a quorum for purposes of the meeting. If a quorum is present, in person or by proxy, the election of directors will be determined by a plurality of the votes. As a result, shares represented at the meeting and entitled to vote for directors, but which abstain from voting or withhold votes, will be counted toward a quorum, and will not affect the election of directors. Since brokers have authority to vote on the election of directors, it is not anticipated that there will be any broker non-votes.

                             ELECTION OF DIRECTORS

     In the absence of contrary instructions, the proxies received will be voted for the election as directors of the nominees listed below to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. Although the Board of Directors does not contemplate that any nominee will decline or be unable to serve as a director, in either such event the proxies will be voted for another person selected by the Board of Directors upon recommendation of the Nominating and Governance Committee, unless the Nominating and Governance Committee acts to reduce the size of the Board in accordance with the provisions of the Company's by-laws. The current number of directors has been set by the Nominating and Governance Committee at eleven.

     The following table sets forth the name and age as of March 20, 2003 of each director or nominee for director of the Company, the year each director was first elected, his or her position with the Company, his or her principal occupation(s) during the last five years, any other directorships held by such person in companies which have a class of securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or directorships of issuers registered as investment companies under the Investment Company Act of 1940, and family relationships between directors and other directors or executive officers. The term of office of each director will extend until the holding of the next annual meeting of stockholders or until his or her successor is elected and qualified.

                                               PRESENT PRINCIPAL OCCUPATION OR
                                             EMPLOYMENT; MATERIAL POSITIONS HELD
         NAME AND AGE                               DURING PAST FIVE YEARS
         ------------                        -----------------------------------
Lord James Blyth, 62...........  Director of the Company since 1995; Chairman since 2000 of
                                 Diageo plc, a beverage and food company; Chairman from 1998 to 2000, Deputy Chairman from 1994 to 1998 and Chief
                                   Executive Officer from 1987 to 1998 of The Boots Company,
                                   involved in retailing, manufacturing and property.
Robert L. Crandall, 67.........  Director of the Company since 1999; Chairman of the Board of
                                 Directors and Chief Executive Officer from 1985 to 1998 of
                                   AMR Corporation, an air transportation and diversified
                                   services company; Director of Celestica Inc., Halliburton
                                   Company and i2 Technologies, Inc.
Robert W. Grubbs Jr., 46.......  Director since 1997, and President and Chief Executive
                                 Officer since 1998 of the Company; President and Chief
                                   Executive Officer of Anixter Inc., a subsidiary of the
                                   Company, since 1994; Director of A.M. Castle & Co.
F. Philip Handy, 58............  Director of the Company since 1986; a private investor;
                                 Chief Executive Officer since 2001 of Strategic Industries,
                                   LLC, a diversified global manufacturing enterprise;
                                   Managing Director of EGI Corporate Investments, a
                                   diversified management and investment business, from 1997
                                   to 1999; Partner of Winter Park Capital Company, a private investment firm, from 1980 to 1997; Director of I Dine
                                   Rewards Network Inc. and WCI Communities, Inc.
Melvyn N. Klein, 61............  Director of the Company since 1985; President of JAKK
                                 Holding Corp., a General Partner of the investment
                                   partnership GKH Partners, L.P., since 1987; Attorney and
                                   counselor-at-law since 1968; a founder of Questor Partners
                                   Fund, L.P. in 1995 and a principal of that partnership
                                   through 1999; a member of the Advisory Committee on
                                   International Economic Policy to the U.S. Secretary of
                                   State; Director of Bayou Steel Corporation and Hanover
                                   Compressor Company.
John R. Petty, 72..............  Director of the Company since 1988; Chairman of TECSEC
                                 Incorporated, a data security company, since 1997; Chairman of Federal National Payables, Inc., a factoring company,
                                   since 1992; Private investor since 1988; Director of Arris
                                   Group, Inc.

                                               PRESENT PRINCIPAL OCCUPATION OR
                                             EMPLOYMENT; MATERIAL POSITIONS HELD
         NAME AND AGE                               DURING PAST FIVE YEARS
         ------------                        -----------------------------------
Stuart M. Sloan, 59............  Director of the Company since 1994; a Principal since 1984 of Sloan Capital Companies, a private investment company;
                                   Chairman of the Board of Directors from 1986 to 1998 and
                                   Chief Executive Officer from 1991 to 1996 of Quality Food
                                   Centers, Inc., a supermarket chain; Director of Rite Aid
                                   Corp.
Thomas C. Theobald, 65.........  Director of the Company since 1995; Managing Director of
                                 William Blair Capital Partners, L.L.C. since 1994; Chairman and Chief Executive Officer from 1987 to 1994 of
                                   Continental Bank Corporation; Director of Jones, Lang
                                   LaSalle Incorporated, MONY Group, and Liberty Funds.
Mary Agnes Wilderotter, 48.....  Director of the Company since 2002; Senior Vice
                                 President -- Global Business Strategy of Microsoft
                                   Corporation since 2002; President, Chief Executive Officer and a director of Wink Communications, Inc., an
                                   interactive telecommunications and media company, from
                                   1997 to 2002; Executive Vice President of National
                                   Operations and Chief Executive Officer of the Aviation
                                   Communications Division of AT&T Wireless Services, Inc.
                                   from 1995 to 1997; Director of Airborne Express, American
                                   Tower Corporation and The McClatchy Company.
Matthew Zell, 36...............  Director of the Company since 2001; Managing Director since
                                 2001 of Equity Group Investments, L.L.C., an investment
                                   company; President from 1990 to 2001 of Prometheus
                                   Technologies, Inc. and its predecessor, an information
                                   technology consulting firm. Mr. Zell is the son of Samuel
                                   Zell.
Samuel Zell, 61................  Director since 1984, and Chairman of the Board of Directors since 1985 of the Company; Chairman since 1999 of Equity
                                   Group Investments, L.L.C., an investment company; Chairman of the Board of Directors from before 1994 through 1999 of
                                   Equity Group Investments, Inc., a real estate and
                                   corporate investment firm; Chairman of the Board of
                                   Directors of Manufactured Home Communities, Inc.; Chairman
                                   of the Board of Directors of Capital Trust, Inc.,
                                   Danielson Holding Corporation and Chairman of the Board of
                                   Trustees of Equity Residential Properties Trust and Equity
                                   Office Properties Trust. Mr. Zell is the father of Matthew
                                   Zell.

                          BOARD AND COMMITTEE MEETINGS

     The Audit Committee currently consists of Messrs. Crandall (Chair), Klein, Petty and Theobald, each of whom are believed to be "independent" as defined in Sections 303.01(B)(2)(a) and (3) of the listing standards of the New York Stock Exchange. Mr. Crandall has been designated as the "audit committee financial expert," as defined by the Securities and Exchange Commission. Pursuant to its written charter, the Audit Committee provides general review of the Company's accounting and auditing procedures, selects its independent auditors, meets with the Company's independent auditors to review their recommendations, and reviews related party transactions. The Audit Committee held seven meetings in 2002.

     The Compensation Committee, currently consisting of Messrs. Sloan (Chair) and Crandall, Lord Blyth and Ms. Wilderotter, each of whom are believed to meet the independence requirements being proposed by the New York Stock Exchange, exercises all powers of the Board of Directors in connection with compensation matters, including incentive compensation, benefit plans and stock grants. The Compensation Committee held three meetings in 2002.

     The Executive Committee, currently consisting of Messrs. Klein and Petty and Samuel Zell (Chair), exercises the full powers of the Board of Directors to the extent permitted by law in the intervals between Board meetings. The Executive Committee did not meet in 2002.

     The Nominating and Governance Committee, currently consisting of Ms. Wilderotter (Chair), Lord Blyth, and Messrs. Crandall, Handy, Klein, Petty, Sloan and Theobald, each of whom are believed to meet the independence requirements being proposed by the New York Stock Exchange, identifies and recommends director nominees, advises the Board of Directors on corporate governance issues and Board organization, and assesses Board performance. The Nominating and Governance Committee held its inaugural meeting in November, 2002. This Committee considers director nominees proposed by shareholders. To recommend a prospective nominee for consideration by the Committee, shareholders should submit the candidate's name and qualifications, in writing, to: Corporate Secretary, Anixter International Inc., 2301 Patriot Boulevard, Glenview, Illinois 60025.

     The Board of Directors held five meetings in 2002. Each of the directors attended 75 percent or more of the total of all meetings held by the Board and the committees on which the director served.

                             EXECUTIVE COMPENSATION

     The following tables set forth information about the compensation of the chief executive officer and the four other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                                                               COMPENSATION AWARDS
                                                                               -------------------
                              ANNUAL COMPENSATION                                           SECURITIES
                          ---------------------------     OTHER ANNUAL       RESTRICTED     UNDERLYING      ALL OTHER
         NAME &                     SALARY     BONUS     COMPENSATION(1)   STOCK AWARD(2)    OPTIONS     COMPENSATION(3)
   PRINCIPAL POSITION     YEAR        ($)       ($)            ($)              ($)            (#)             ($)
   ------------------     ----      ------     -----     ---------------   --------------   ----------   ---------------
Robert W. Grubbs........  2002      580,000   299,400            --                 --       200,000          2,750
  President & Chief       2001      580,000   156,400        13,242                 --       300,000          2,550
  Executive Officer       2000      525,000   305,000        22,208            932,427       150,000          2,550
Dennis J. Letham........  2002      325,000   153,750            --                 --        75,000          2,750
  Senior Vice
    President--           2001      325,000    91,800         8,843                 --        90,000          2,550
  Finance and Chief       2000      310,000   175,950        16,961            551,935        65,000          2,550
  Financial Officer
Terrance A. Faber.......  2002      183,365    39,175            --                 --         8,000          2,750
  Vice President--        2001      180,000    24,750            48                 --         5,000          2,625
  Controller              2000(4)    38,077    23,400            23                 --            --            218
John A. Dul.............  2002      180,000    44,300            --                 --         8,000          2,750
  Vice President--        2001      180,000    20,250           541                 --         5,000          2,550
  General Counsel         2000      168,000    99,500           340                 --         5,000          2,550
  and Secretary
Philip F. Meno..........  2002      158,000    52,251(5)         --                 --         8,000          2,750
  Vice President--        2001      158,000    38,290(5)      3,052                 --         5,000          2,518
  Taxes                   2000      152,000   112,300(5)      4,925                 --         5,000          2,550

---------------
(1) Represents above-market earnings on deferred compensation.

(2) Value of restricted stock units for 2000, on the date granted. Stock and units vest annually in thirds beginning on the second anniversary of the grant or earlier in the case of certain events. Holders of stock units are entitled to receive any distributions on the stock of the Company or an equitable adjustment to the number of stock units based on such distribution. At January 3, 2003, the aggregate value of restricted stock and restricted stock units granted to Messrs. Grubbs and Letham was $1,624,656 and $962,733, respectively.

(3) Contributions to employee savings plan.

(4) 2000 compensation since date of hire, October 9, 2000.

(5) Includes special project bonus.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                    INDIVIDUAL GRANTS
                                -------------------------
                                NUMBER OF     % OF TOTAL                               POTENTIAL REALIZABLE VALUE AT
                                SECURITIES     OPTIONS                                    ASSUMED ANNUAL RATES OF
                                UNDERLYING    GRANTED TO                                STOCK PRICE APPRECIATION FOR
                                 OPTIONS     EMPLOYEES IN   EXERCISE OR      DATE              OPTION TERM(1)
                                 GRANTED        FISCAL      BASE PRICE        OF       ------------------------------
             NAME                  (#)           YEAR         ($/SH)      EXPIRATION       5%($)           10%($)
             ----               ----------   ------------   -----------   ----------       -----           ------
Robert W. Grubbs(2)...........   200,000         16.4%         26.20       2-21-12       3,295,408        8,351,210
Dennis J. Letham(2)...........    75,000          6.2%         26.20       2-21-12       1,235,778        3,131,704
Terrance A. Faber(2)..........     8,000          0.7%         26.20       2-21-12         131,816          334,048
John A. Dul(2)................     8,000          0.7%         26.20       2-21-12         131,816          334,048
Philip F. Meno(2).............     8,000          0.7%         26.20       2-21-12         131,816          334,048

---------------
(1) These numbers are for presentation purposes only and are not predictions of future stock prices.

(2) 25% of options become exercisable on each anniversary of grant.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                        AND FISCAL YEAR-END OPTION VALUE

                                                               NUMBER OF SECURITIES
                                                                    UNDERLYING        VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS
                                                                   AT FY-END(#)           AT FY-END($)
                                        SHARES       VALUE     --------------------   --------------------
                                      ACQUIRED ON   REALIZED       EXERCISABLE/           EXERCISABLE/
                NAME                  EXERCISE(#)     ($)         UNEXERCISABLE          UNEXERCISABLE
                ----                  -----------   --------      -------------          -------------
Robert W. Grubbs....................        0           0        592,500/537,500       3,563,944/665,531
Dennis J. Letham....................        0           0        252,500/187,500       1,482,100/246,838
Terrance A. Faber...................      400         490            850/11,750               --/--
John A. Dul.........................        0           0         23,000/15,500          146,794/22,184
Philip F. Meno......................        0           0         34,250/15,500          239,207/22,184

                               PENSION PLAN TABLE

   ANNUAL
REMUNERATION
  ON WHICH                                 YEARS OF SERVICE
BENEFITS ARE   -------------------------------------------------------------------------
   BASED          5         10         15         20         25         30         35
------------      -         --         --         --         --         --         --
  $200,000     $12,000   $ 23,000   $ 35,000   $ 47,000   $ 59,000   $ 70,000   $ 70,000
   300,000      18,000     36,000     55,000     73,000     91,000    109,000    109,000
   400,000      25,000     49,000     74,000     99,000    124,000    148,000    148,000
   500,000      31,000     62,000     94,000    125,000    156,000    187,000    187,000
   600,000      38,000     75,000    113,000    151,000    189,000    226,000    226,000
   700,000      44,000     88,000    133,000    177,000    221,000    265,000    265,000
   800,000      51,000    101,000    152,000    203,000    254,000    304,000    304,000
   900,000      57,000    114,000    172,000    229,000    286,000    343,000    343,000
 1,000,000      64,000    127,000    191,000    255,000    319,000    382,000    382,000
 1,200,000      77,000    153,000    230,000    307,000    384,000    460,000    460,000
 1,400,000      90,000    179,000    269,000    359,000    449,000    538,000    538,000

     Above amounts are annual straight life annuity amounts (which are not reduced for social security benefits) payable upon retirement at age 65 under Anixter Inc. funded and unfunded defined benefit plans for Messrs. Grubbs, Letham, Faber, Dul and Meno, who have 25, 10, 3, 14 and 17 years of service, respectively. The determination of remuneration is based upon payment, not accrual, and therefore the covered compensation for 2002 will be the salary shown in the summary compensation table for 2002 and the bonus shown in that table for 2001. Under the enhanced portion of the management incentive plan in effect in 1999, 2000 and 2001, the regular bonus opportunities for Messrs. Grubbs and Letham were halved; therefore, their cash bonuses for these years will be doubled in computing their covered compensation for pension purposes.

                           COMPENSATION OF DIRECTORS

     In 2002, the Company paid its non-employee directors annual retainers of $60,000 of its stock in the form of stock units which convert to Common Stock at the pre-arranged time selected by each director and fees of $1,750 for each board meeting attended, $1,000 for each committee meeting attended and a $5,000 annual retainer for committee chairpersons.

     In recognition of market factors, for 2003 the Company will pay its non-employee directors (except the Chairman of the Board) annual retainers of $90,000 payable in stock units as described above, $2,500 for each Board, Compensation Committee and Nominating and Governance Committee meeting attended, and a $5,000 annual retainer for the chair of each of these committees. Audit Committee members will receive $3,500 for each meeting attended, and the chair will receive an annual retainer of $10,000.

     The Chairman of the Board will receive an annual retainer of $200,000 payable in stock units as described above, and will not receive meeting fees.

     Directors are reimbursed for any expenses they incur in attending meetings.

                    EMPLOYMENT CONTRACTS AND TERMINATION OF
                 EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Messrs. Grubbs and Letham are employed pursuant to contracts terminable on six months notice by either party, or earlier if there is good cause for termination as defined in the contracts. Good cause for termination by the executive includes forced relocation, significant reduction of salary, regular bonus opportunity, and other benefits, no longer holding his current position as defined in the contracts or any other significant reduction of responsibilities. Good cause for termination by the Company includes material fiduciary breaches and dishonest acts. If employment is terminated by the executive for good cause or by the Company without good cause within four years after a change of control as defined in the contracts, the executive is entitled to certain benefits. These benefits include (i) payment of a pro rata portion of his regular bonus for that year and his salary and regular bonus for the next two years, (ii) all his options to purchase stock will vest and be exercisable for the lesser of two years or their remaining life, (iii) his medical and life insurance coverage will continue during this two year period, and (iv) he will be held harmless from any golden parachute federal excise tax on these benefits. The executive is required to delay his termination for a specified period if the good cause is based on a change of position or reduction in responsibilities, but his stock options will vest at the time of the change of control if he is not continuing in his current position. If in connection with a change of control, at least 25% of the Common Stock is being exchanged for any consideration other than publicly traded common stock, the contracts provide that the executive's stock options will be exercisable to the extent necessary to enable the executive to participate in such exchange on a pro rata basis. Change of control is defined by the contracts as any third person (other than Samuel Zell and his affiliates) acquiring at least 25% of the Common Stock or substantially all the assets of the Company or the majority of the directors of the Company being comprised of individuals who were not nominated by the Board of Directors of the Company. Such a change of control will also vest the restricted shares or restricted stock units granted to Messrs. Grubbs and Letham and the other participants in the enhanced portion of the Company's management incentive plan. See "Compensation Committee Report on Executive Compensation."

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

     Stuart Sloan, Lord James Blyth and Robert Crandall were members of the Compensation Committee of the Board of Directors in 2002.

     During the year ended January 3, 2003, no person who is or was formerly an officer or employee of the Company or any of its subsidiaries served as (i) a member of the Compensation Committee; (ii) a member of the compensation committee (or other board committee or full board performing equivalent functions) of another entity, one of whose executive officers served on the Board of Directors of the Company; or (iii) a director of another entity, one of whose executive officers served on the Board of Directors of the Company.

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report on Executive Compensation, the Audit Committee Report and the Performance Graph presented below shall not be incorporated by reference into any such filings.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The compensation policy of the Company for its executive officers (including those named in the Summary Compensation Table) has been to pay, based on performance and seniority, base salaries and annual bonuses at or above the median of the range paid by others for comparable positions, and to provide long-term incentive opportunities within the high end of the range provided by others for comparable positions. From time to time, the Committee reviews studies comparing the compensation of the Company's executives with the compensation of similar executives of selected groups of companies. The companies in the comparison groups were selected because they were believed to be representative of the types of companies with which the Company competes for executives. The companies in the comparison group were of all sizes and in several industries and have no correlation to the companies included in the peer group used in the "Performance Graph." Because of the great differences in size and industry between the Company and the companies in the comparison group, the determination of the Committee that the current compensation of the Company's executives is consistent with the Company's compensation policy is subjective.

     The salary of Mr. Grubbs was not increased in 2002 consistent with the Company's decision to defer salary reviews as a cost-containment measure.

     Mr. Grubbs participated in the 2002 regular management incentive plan. Mr. Grubbs' incentive target opportunity for 2002 was established at 114% of his salary, with 38% of this opportunity determined by the operating earnings of the Company, 37% of this opportunity determined by the Company's return on tangible capital, and 25% of this opportunity determined by the achievement of specified qualitative goals, with no weighting among these goals. Mr. Grubbs was awarded a regular incentive bonus for 2002 of $299,400. This represented 45% of his incentive target because one of the Company's financial goals was partially achieved and his qualitative goals in the aggregate were exceeded.

     The incentive opportunities for the other executive officers who participated in the 2002 regular incentive plan were set by the Committee at the beginning of the year at 38% to 106% of salary. Seventy to seventy-five percent (70-75%) of this opportunity was based on the financial results of the Company and the remainder was based on the achievement of specified qualitative goals. The components of the financial results were operating earnings and return on tangible capital, with the weighting dependent upon responsibilities. Incentive awards for 2002 for these executive officers were from 45% to 59% of target incentive opportunities because one of the Company's financial goals was partially achieved and the qualitative goals in the aggregate of each participant were exceeded.

     The guideline to determine option grants was assessment of the incentives required to pay at or above the median of comparator companies for long-term compensation.

     The components of executive officer compensation related to the performance of the Company are the levels of the annual incentive awards as described above and the ultimate value of long-term incentive awards as determined by the stock market.

     It is the policy of the Company to structure its compensation in a manner which will avoid the limitations imposed by the Omnibus Budget Reconciliation Act of 1993 on the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code to the extent it can reasonably do so consistent with its goal of retaining and motivating its executives in a cost effective manner.

Stuart Sloan
Lord James Blyth
Robert L. Crandall
Maggie Wilderotter

                           REPORT OF AUDIT COMMITTEE

     Pursuant to its written charter, the Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company and we do not represent ourselves to be or to serve as accountants or auditors by profession. Therefore, we have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of our Company's financial statements has been carried out in accordance with generally accepted auditing standards or that our Company's independent accountants are in fact independent.

     Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling our oversight responsibilities, we reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the disclosures in the financial statements.

     We reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, we discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of nonaudit services provided by the auditors to the Company with their independence.

     We discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee regularly meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. We held seven meetings during fiscal year 2002. In addition, the Committee reviews proposed interim financial statements with management and the independent auditors.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board of Directors has accepted that recommendation) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 3, 2003 for filing with the Securities and Exchange Commission. The Committee selects the Company's independent auditors.

Robert L. Crandall
Melvyn N. Klein
John R. Petty
Thomas C. Theobald

                               PERFORMANCE GRAPH

     Below is a graph comparing total shareholder return on the Company's Common Stock over the last five years with a broad equity market index and a peer group index as required by the rules of the Securities and Exchange Commission.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

                              (PERFORMANCE GRAPH)

                                       1997      1998      1999      2000      2001      2002
                                      -------   -------   -------   -------   -------   -------
ANIXTER INTL INC....................  $100.00   $123.11   $125.00   $131.06   $175.82   $140.91

RUSSELL 2000........................  $100.00   $ 97.76   $118.64   $115.19   $118.22   $ 94.00

PEER GROUP..........................  $100.00   $ 90.44   $ 80.27   $ 69.79   $ 84.35   $ 58.74

     The Company's Peer Group Index consists of the following companies: Arrow Electronics Inc., Avnet Inc., W.W. Grainger Inc., Ingram Micro, Pioneer-Standard Electronics, Inc., Premier Farnell, Richardson Electronics Ltd., and Tech Data. This peer group was selected based on a review of publicly available information about these companies and the Company's determination that they are engaged in distribution businesses similar to that of the Company.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 31, 2003, certain information with respect to the Common Stock that may be deemed to be beneficially owned (including options exercisable within 60 days) by each director or nominee for director of the Company, the officers named in the Summary Compensation Table and by all directors and officers as a group.

                                                              OPTIONS
                                            COMMON           FOR COMMON                 PERCENT
                                            STOCK              STOCK        TOTAL      OF CLASS
                                         ------------        ----------   ----------   ---------
Name of Beneficial Owner(1)
  Lord James Blyth.....................        20,900(7)        10,000        30,900           *
  Robert L. Crandall...................        13,020(9)             0        13,020           *
  F. Philip Handy......................        61,900(10)       30,000        91,900           *
  Melvyn N. Klein......................        43,900(4)(7)     30,000        73,900           *
  John R. Petty........................        16,991(3)        30,000        46,991           *
  Stuart Sloan.........................        45,900(7)        10,000        55,900           *
  Thomas C. Theobald...................        40,900(10)       10,000        50,900           *
  Mary Agnes Wilderotter...............         3,684(13)            0         3,684           *
  Matthew Zell.........................        10,776(12)            0        10,776           *
  Samuel Zell..........................     5,129,782(5)        75,000     5,204,782     14.1%(6)
  Robert W. Grubbs.....................       155,627(2)       792,500       948,127      2.5%(6)
  Dennis J. Letham.....................        81,230(8)       322,500       403,730      1.1%(6)
  Terrance A. Faber....................         3,900(11)        4,100         8,000           *
  John A. Dul..........................         4,318(14)       28,750        33,068           *
  Philip F. Meno.......................         3,000(15)       40,000        43,000           *
All directors and executive officers as
  a group including the above-named
  persons..............................     5,641,828        1,395,350     7,037,178     18.4%(6)

---------------
* Percentage of shares beneficially owned does not exceed one percent of the class.

 (1) Unless otherwise indicated, each person included in the group has sole investment power and sole voting power with respect to the securities beneficially owned by such person.

 (2) Includes 68,745 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

 (3) Includes 2,636 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

 (4) Includes 4,000 shares held in trust for Mr. Klein's minor children and of which Mr. Klein disclaims beneficial ownership.

 (5) The shares of Common Stock shown in this table include 4,647,147 shares that are owned by a limited liability company whose sole member is the Sam Investment Trust, whose beneficiaries are Samuel Zell and members of his family and whose trustee is a limited liability company; 285,000 shares that are owned by a limited liability company whose sole member is the Samuel Zell Revocable Trust, of which Samuel Zell is the trustee and beneficiary, 55,588 shares that are owned by a limited liability company whose sole member is ZFT Partnership, an Illinois general partnership, whose sole partners are various trusts for the benefit of Samuel Zell and members of his family; 55,587 shares that are owned by a limited liability company whose sole member is Alphabet Partners, an Illinois general partnership, whose sole partners are various trusts for the benefit of Samuel Zell and members of his family; and 81,334 shares and 5,126 common stock units that are owned directly by Samuel Zell. Common stock units convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted. (See "Security Ownership of Principal Stockholders" below.)

 (6) All options exercisable within 60 days of the date of this table which may be deemed to be beneficially owned by the person or persons for whom the calculation is being made are deemed to have been exercised for the purpose of calculating this percentage.

 (7) Includes 20,900 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

 (8) Includes 35,015 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

 (9) Includes 11,020 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(10) Includes 6,909 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(11) Includes 3,500 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(12) Includes 5,276 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(13) Includes 3,684 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(14) Includes 4,000 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(15) Includes 3,000 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of March 31, 2003 with respect to the shares of the Company's common stock that may be issued under the Company's existing equity compensation plans.

                                        NUMBER OF SECURITIES      WEIGHTED-AVERAGE    NUMBER OF SECURITIES
                                          TO BE ISSUED UPON      EXERCISE PRICE OF     REMAINING AVAILABLE
                                       EXERCISE OF OUTSTANDING      OUTSTANDING        FOR FUTURE ISSUANCE
                                         OPTIONS, WARRANTS,      OPTIONS, WARRANTS,       UNDER EQUITY
                                             AND RIGHTS              AND RIGHTS       COMPENSATION PLANS(4)
                                       -----------------------   ------------------   ---------------------
Equity compensation plans approved by
  security holders...................         4,532,339                $20.69(3)            1,719,801
Equity compensation plans not
  approved by security holders:
  2001 Mid-level stock option plan...           603,875(1)             $25.26                      --
  1998 Mid-level stock option plan...            69,875(2)             $17.50                      --
                                              ---------                ------               ---------
       Total.........................         5,206,089                $21.20               1,719,801
                                              =========                ======               =========

---------------
(1) Pursuant to this Plan, the Compensation Committee of the Board of Directors can approve the grant to mid-level employees of options to purchase up to 700,000 shares of the Company's common stock ("Shares"). The exercise price of the option shall not be less than the fair market value of a corresponding number of Shares as of the date of grant, no person may be granted options to purchase more than 25,000 Shares, no options may be granted to any officer and no options may be granted after the 2001 annual meeting of the Company's stockholders. Options granted vest annually in fourths beginning on the anniversary of the grant date.

(2) Pursuant to this Plan, the Compensation Committee of the Board of Directors can approve the grant to mid-level employees of options to purchase up to 360,500 shares of the Company's Common Stock ("Shares"). The exercise price of the option shall not be less than 85% of the fair market value of a corresponding number of Shares as of the date of grant, no person may be granted options to purchase more than 5,000 Shares and no options may be granted after December 31, 1998. Options granted vest annually in fourths beginning on the anniversary of the grant date.

(3) Excludes 208,589 stock units that are granted at no cost to the participant.

(4) Shares represented in this column are available under the following Plans:
The 1983 Stock Incentive Plan (11,122 shares remain available for issuance), The 1987 Key Executive Equity Plan (1,394 shares remain available for issuance), The 1989 Employee Stock Incentive Plan (1,345 shares remain available for issuance), The 1996 Stock Incentive Plan (2,920 shares remain available for issuance), The 1998 Stock Incentive Plan (84,698 shares remain available for issuance), The 2001 Stock Incentive Plan (1,261,960 shares remain available for issuance), The Director Stock Plan (85,000 shares remain available for issuance), and the Employee Stock Purchase Plan (271,362 shares remain available for purchase under the plan).

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of March 31, 2003 with respect to each person who is known by the management of the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

 TITLE                   NAME AND ADDRESS OF           AMOUNT AND NATURE OF            PERCENT
OF CLASS                  BENEFICIAL OWNER             BENEFICIAL OWNERSHIP            OF CLASS
--------                 -------------------           --------------------            --------
Common          Samstock/SZRT, L.L.C.                        285,000(1)                  14.1%(4)
                Samstock/SIT, L.L.C.                       4,647,147(1)
                Samstock/ZFT, L.L.C.                          55,588(1)
                Samstock/Alpha, L.L.C.                        55,587(1)
                Samuel Zell                                  161,460(1)
                Two North Riverside Plaza
                Chicago, Illinois 60606
Common          Ariel Capital Management, Inc.             4,387,364(2)                  11.9%
                200 East Randolph Drive
                Suite 2900
                Chicago, Illinois 60601
Common          Robert H. and Ann Lurie Trust              1,988,500(3)                   5.4%
                Two North Riverside Plaza
                Chicago, Illinois 60606

---------------
(1) Samstock/SZRT, L.L.C. is a limited liability company whose sole member is the Samuel Zell Revocable Trust, of which Samuel Zell is the trustee and beneficiary. Samstock/SIT, L.L.C. is a limited liability company whose sole member is the Sam Investment Trust, whose trustee is the Chai Trust Company, L.L.C., a limited liability company. The beneficiaries of the Sam Investment Trust are Samuel Zell and members of his family. Samstock/ZFT, L.L.C. is a limited liability company whose sole member is ZFT Partnership, an Illinois general partnership, whose sole partners are various trusts for the benefit of Samuel Zell and members of his family. Samstock/Alpha, L.L.C. is a limited liability company whose sole member is Alphabet Partners, an Illinois general partnership, whose sole partners are various trusts for the benefit of Samuel Zell and members of his family. The amounts shown include 5,126 common stock units and 75,000 shares obtainable within 60 days of the date of this table by the exercise of options by Samuel Zell.

(2) According to a Schedule 13G, dated February 4, 2003, Ariel Capital Management, Inc. has sole power to vote 4,004,964 shares and sole power to dispose of 4,387,364 shares.

(3) Mrs. Lurie is the beneficiary and a co-trustee of the Robert H. and Ann Lurie Trust.

(4) All options exercisable within 60 days of the date of this table which may be deemed to be beneficially owned by the person or persons for whom the calculation is being made are deemed to have been exercised for the purpose of calculating this percentage.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1999, the Company entered into a financial advisory agreement with Equity Group Investments, L.L.C. ("EGI"). This agreement provides for EGI to provide financial advisory services as requested by the Company in connection with tender offers, acquisitions, sales, mergers and similar transactions. For such services, EGI will be paid a fee of 49 basis points of the enterprise value of the transaction (amount paid plus assumed debt). EGI is beneficially owned by trusts for the benefit of Samuel Zell and his family. The terms of this agreement were determined by the Audit Committee. No payments have been made under this agreement.

     In 2002, the Company acquired the assets and operations of Pentacon, Inc., a distributor of fasteners and other small components, for $108.5 million and the assumption of trade debt. Proceeds were used by the seller to, among other things, pay its creditors in a bankruptcy proceeding, including holders of its 12.25% senior subordinated notes ("Notes"). An investment company indirectly beneficially owned by trusts for the benefit of Samuel Zell and his family owned Notes with a face value of $24.5 million. The Audit Committee determined that the terms of the acquisition had been negotiated in an arm's-length manner and that they were fair to the Company.

                      INDEPENDENT AUDITORS AND THEIR FEES

     The Audit Committee has selected Ernst & Young LLP as independent auditors of the Company for 2003. Ernst & Young LLP (and predecessor firm) have audited the Company's financial statements since 1980. Representatives of Ernst & Young LLP, who are expected to be present at the meeting, will be given an opportunity to make a statement if they so desire and to respond to appropriate questions asked by stockholders.

                                   AUDIT FEES

     Fees for audit services totaled approximately $1,158,400 in 2002 and approximately $1,082,300 in 2001, including fees associated with the annual audit, reviews of the Company's quarterly reports on Form 10-Q, and statutory audits of foreign subsidiaries.

                               AUDIT-RELATED FEES

     Fees for audit-related services totaled approximately $140,000 in 2002 and approximately $57,300 in 2001. Audit-related services generally include pension plan audits and accounting consultations.

                                    TAX FEES

     Fees for tax services, including tax compliance, tax advice and tax planning (including expatriate tax services), totaled approximately $453,700 in 2002 and $441,800 in 2001.

                                 ALL OTHER FEES

     Fees for all other services not included above totaled approximately $18,700 in 2002 and $40,900 in 2001.

     See "Report of the Audit Committee" for discussion of consideration of these fees by the Audit Committee.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon its review of the Forms 3, 4 and 5 furnished to the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company believes that all of its directors, officers and beneficial owners of more than 10% of its common stock filed all such reports on a timely basis during 2002, except as follows. Samuel Zell filed one late Form 4 reporting a stock unit award.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2004 Annual Meeting of Stockholders must be received by the Company at its principal offices by December 21, 2003 in order to be considered for inclusion in the Company's Proxy Statement and Proxy relating to the 2004 Annual Meeting of Stockholders.

                                   CONCLUSION

     The Board of Directors knows of no other matters to be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their best judgment.

April 18, 2003

                                          By Order of the Board of Directors

                                          [/s/ JOHN A. DUL]
                                          JOHN A. DUL, Secretary

                                  DETACH HERE
--------------------------------------------------------------------------------

PROXY

                           ANIXTER INTERNATIONAL INC.
           PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John A. Dul, Dennis J. Letham and Robert W. Grubbs and each of them (with full power of substitution in each) proxies of the undersigned to vote at the Annual Meeting of Stockholders of Anixter International Inc. to be held at 1:00 P.M., Central time, May 22, 2003, at One North Franklin Street, Chicago, Illinois, and at any adjournments thereof, all of the shares of Common Stock of Anixter International Inc. in the name of the undersigned on the record date.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES.

1. Election of the following nominees as directors:

   [ ] FOR all nominees                            [ ] WITHHOLD AUTHORITY
       (except as marked to the contrary below).       to vote for all nominees
                                                       listed below.

       Nominees:  Lord James Blyth, Robert L. Crandall, Robert W. Grubbs Jr.,
                  F. Philip Handy, Melvyn N. Klein, John R. Petty, Stuart M. Sloan, Thomas C. Theobald, Mary Agnes Wilderotter, Matthew Zell and Samuel Zell.

(INSTRUCTION: WRITE THE NAME OF THE NOMINEE(S) FROM WHOM YOU ARE WITHHOLDING YOUR VOTE IN THIS SPACE.)

--------------------------------------------------------------------------------

Please Check Box if you intend to be present at meeting [ ]

           (PLEASE SIGN AND DATE THE PROXY CARD ON THE REVERSE SIDE.)

                                  DETACH CARD
--------------------------------------------------------------------------------

2. In their discretion, such other matters as properly may come before the meeting or at any adjournment(s) thereof.

[ ] By checking the box to the left, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, National City Bank, Cleveland, OH, and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

                                                 Dated:__________________, 2003

                                                 ______________________________
                                                 Signature

                                                 ______________________________
                                                 (Signature if held jointly)

                                                 IMPORTANT: Please date this
                                                 proxy and sign exactly as your
                                                 name appears hereon. If stock
                                                 is held jointly, both holders
                                                 should sign. Executors,
                                                 administrators, trustees,
                                                 guardians and others signing in
                                                 a representative capacity
                                                 should give full title.


 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.